Exhibit 21
Dover Corporation - Domestic and Foreign Subsidiaries

Company Name	Where Incorporated
Domestic
Acme Cryo Intermediate Inc.	Delaware
Acme Cryogenics, Inc.	Pennsylvania
Alfred Fueling Systems Inc.	Delaware
Anman, LLC	Delaware
Anthony Equity Holdings, Inc.	Delaware
Anthony Holdings, Inc.	Delaware
Anthony Mexico Holdings LLC	Delaware
Anthony North Holdco, Inc.	Delaware
Anthony Specialty Glass LLC	Delaware
Anthony TemperBent GP LLC	Delaware
Anthony, Inc.	Delaware
AvaLAN Wireless Systems Incorporated	California
Belanger, Inc.	Delaware
Belvac Production Machinery, Inc.	Virginia
Blue Bite LLC	Delaware
Canada Organization & Development LLC	Delaware
CDS Visual, Inc.	California
CEP Liquidation, LLC	Delaware
Chippewa Square Captive Insurance Company	Georgia
CHRONOTEK FLOW, LLC	Florida
Colder Products Company	Minnesota
Cook Compression, LLC	Delaware
Cook-MFS, Inc.	Delaware
CP Formation LLC	Delaware
CPC Europe, Inc.	Minnesota
CPI Products, LLC	Delaware
Criteria Labs, Inc.	Texas
Cryogenic Experts, LLC	Delaware
DD1 Inc.	Delaware
DDI Properties, Inc.	California
Delaware Capital Formation, Inc.	Delaware
Delaware Capital Holdings, Inc.	Delaware
De-Sta-Co Cylinders, LLC	Delaware
DFH Corporation	Delaware
Dosmatic U.S.A., Inc.	Texas
Dover (Schweiz) Holding LLC	Delaware
Dover Business Services LLC	Delaware
Dover Clean Energy & Fueling Segment, Inc.	Delaware
Dover Climate & Sustainability Technologies Segment, Inc.	Delaware
Dover DEI Services, Inc.	Delaware
Dover Engineered Products Segment, Inc.	Delaware
Dover Europe, Inc.	Delaware
Dover Global Holdings, LLC	Delaware
Dover Imaging & Identification Segment, Inc.	Delaware
Dover International Investments LLC	Delaware
Dover International Operations Inc.	Delaware
Dover International Ventures Inc.	Delaware
Dover Investments LLC	Delaware
Dover Mexico Holdings LLC	Delaware
Dover Overseas Ventures, Inc.	Delaware
Dover Pumps & Process Solutions Segment, Inc.	Delaware

Dover WSCR Holding LLC	Delaware
Dover WSCR LLC	Delaware
Dow-Key Microwave LLC	Delaware
ECI Holding Company, LLC	Delaware
ECII (Mexico), LLC	Delaware
Engineered Controls International, LLC	Delaware
EOA Systems, LLC	Delaware
Espy LLC	Delaware
GAL, LLC	Virginia
GIIER, LLC	Virginia
Highland Park Insurance Company	Illinois
Hill PHOENIX WIC, LLC	Delaware
Hill PHOENIX, Inc.	Delaware
Hydro Systems Company	Delaware
Innovative Control Systems, Inc.	Pennsylvania
Inpro/Seal LLC	Delaware
K&L Microwave LLC	Delaware
Knappco, LLC	Delaware
Maag Gala, Inc.	Virginia
Maag Pump Systems (US), Inc.	Delaware
Maag Reduction, Inc.	North Carolina
MALEMA ENGINEERING CORPORATION	Florida
MARKEM-IMAJE Corporation	New Hampshire
Marshall Excelsior Co.	Michigan
ME Enterprises, Inc.	Delaware
MEC CRYO LLC	Delaware
MEC Realty, LLC	Delaware
MEC Xanik I, LLC	Delaware
MEC Xanik II, LLC	Delaware
MEC Xanik LLC	Delaware
Midland Manufacturing, LLC	Delaware
MPG Holding Company	Delaware
Northern Lights (Nevada), Inc.	Nevada
Northern Lights Funding LP	Delaware
Northern Lights Investments LLC	Delaware
Nova Controls, Inc.	Delaware
OK International Holdings, Inc.	Delaware
OK International, Inc.	California
OPW Fluids Group, Inc.	Delaware
OPW Fuel Management Systems, LLC	Delaware
OPW Fueling Components, LLC	Delaware
PDQ Manufacturing, Inc.	Delaware
Pike Machine Products, Inc.	New Jersey
PISCES by OPW, Inc.	Delaware
Pole/Zero LLC	Delaware
PSG California LLC	Delaware
Pump Management Services Co., LLC	Delaware
Questclean Corporation	Delaware
Revod Corporation	Delaware
Revod Formation, LLC	Delaware
Robohand, LLC	Delaware
SE Liquidation, LLC	Delaware
Seabiscuit Motorsports, Inc.	Delaware
Simmons Sirvey Corporation	Texas
Superior Holding, LLC	Ohio

Superior Products, LLC	Ohio
SWEP North America, Inc.	Delaware
Sys-Tech Solutions, Inc.	New Jersey
Tartan Textile Services, Inc.	Delaware
Transchem Pro Inc.	Illinois
TTSI III, Inc.	Delaware
Tulsa Winch, Inc.	Delaware
TXHI, LLC	Delaware
Val TemperBent Glass, L.P.	Georgia
Vehicle Service Group, LLC	Delaware
Warn Automotive, LLC	Delaware
Waukesha Bearings Corporation	Delaware
Wayne Fueling Systems LLC	Delaware
Wayne Intermediate LLC	Delaware
Wayne Solutions US LLC	Delaware
WSCR Corp.	Delaware

Foreign
Advansor A/S	Denmark
Advansor Germany GmbH	Germany
ARC Pacific Siam Ltd.	Thailand
Base Engineering Inc.	New Brunswick
BELVAC CR, spol. s r.o.	Czech Republic
Belvac Decorating Systems B.V.	Netherlands
Belvac Middle East FZE	Dubai
BlitzRotary GmbH	Germany
BSC Filters Limited	United Kingdom
Bulloch Technologies Inc.	Ontario
Caldera	France
Colder Products Company GmbH	Germany
Cook Compression Limited	United Kingdom
Demaco Holland B.V.	Netherlands
DFS Netherlands B.V.	Netherlands
Digital Mosaic Corp.	Ontario
Dositec Sistemas SL	Spain
Dover (China) Investment Co., Ltd.	China
Dover (Shanghai) Industrial Co., Ltd.	China
Dover (Shenzhen) Industrial Equipment Manufacturing Co., Ltd.	China
Dover (Suzhou) Industrial Equipment Manufacturing Co., Ltd.	China
Dover Asia Investments Private Limited	Singapore
Dover Asia Trading Private Limited	Singapore
Dover Australia Holdings Pty Limited	Australia
Dover Business Services Europe S.R.L.	Romania
Dover Business Services Philippines Corporation	Philippines
Dover Canada Holdings ULC	British Columbia
Dover Canada Operations ULC	British Columbia
Dover CLP Formation Limited Partnership	British Columbia
Dover Corporation Regional Headquarters	China
Dover Denmark Holdings ApS	Denmark
Dover do Brasil Ltda.	Brazil
Dover EMEA FZCO	Dubai
Dover Euro Investment Pte. Ltd.	Singapore
Dover Europe Sarl	Switzerland
Dover Fluids UK Ltd	United Kingdom
Dover France Holdings	France

Dover France Participations	France
Dover France Technologies	France
Dover Fueling Solutions Italia S.r.l.	Italy
Dover Fueling Solutions UK Limited	United Kingdom
Dover Germany GmbH	Germany
Dover Holdings de Mexico S.A. de C.V.	Mexico
Dover India Pvt. Ltd.	India
Dover Industries Italy S.R.L.	Italy
Dover Intercompany Services UK Limited	United Kingdom
Dover International B.V.	Netherlands
Dover International ithalat ihracat ve Pazarlama Limited Sirketi	Turkey
Dover Italy Holdings S.r.l.	Italy
Dover Luxembourg Finance S.a r.l.	Luxembourg
Dover Luxembourg Participations S.a r.l.	Luxembourg
Dover Luxembourg S.a r.l.	Luxembourg
Dover Luxembourg Services S.A.	Luxembourg
Dover Operations South Africa (Pty) Ltd	South Africa
Dover Refrigeration & Food Equipment UK Ltd	United Kingdom
Dover Resources International de Mexico S. de R.L. C.V.	Mexico
Dover Romania Innovation Center S.R.L.	Romania
Dover Singapore Holdings Private Limited	Singapore
Dover Solutions Colombia SAS	Colombia
Dover Southeast Asia (Thailand) Ltd.	Thailand
Dover Spain Holdings, S.L.	Spain
Dover Switzerland Participations GmbH	Switzerland
Dover UK Pensions Limited	United Kingdom
Dresser Wayne Fuel Equipment (Shanghai) Co. Ltd.	China
Ebs-Ray Pumps Pty. Ltd.	New South Wales
ECI RegO Servicios, Sociedad De Responsabilidad Limitada De Capital Variable	Mexico
ECI RegO, Sociedad De Responsabilidad Limitada De Capital Variable	Mexico
em-tec GmbH	Germany
Fairbanks Environmental Limited	United Kingdom
Fibrelite Composites Limited	United Kingdom
Foshan ARC Industrial Equipment Manufacturing Co., Ltd.	China
Guangdong Tokheim LIYUAN Oil Industry Technology Limited Company	China
Hill Phoenix Costa Rica, Sociedad De Responsabilidad Limitada	Costa Rica
Hill Phoenix de Mexico, S. de R.L. de C.V.	Mexico
Hill Phoenix El Salvador, Limitada de Capital Variable	El Salvador
Hiltap Fittings Ltd.	Canada
Hydro Systems Europe Ltd.	United Kingdom
KPS (Beijing) Petroleum Equipment Trading Co, Ltd.	China
KPS Hong Kong Holding Limited	Hong Kong
LIQAL B.V.	Netherlands
Liquip International Pty Limited	Victoria
LIQUIP UK PTY LIMITED	United Kingdom
Maag AMN	France
Maag Automatik Plastics Machinery (Shanghai) Co. Ltd.	China
Maag Ettlinger GmbH	Germany
Maag Germany GmbH	Germany
Maag Italy S.R.L.	Italy
Maag Pump Systems AG	Switzerland
Maag Service (Malaysia) Sdn. Bdn.	Malaysia
Maag Service (Taiwan) Ltd.	Taiwan Province of China
Maag Systems (Thailand) Limited	Thailand
Maag Witte GmbH	Germany

MALEMA SENSORS INDIA PRIVATE LIMITED	India
MARKEM FZ SA	Uruguay
Markem Imaje Center of Competencies Spain, S.L.U.	Spain
Markem-Imaje - Unipessoal, Lda	Portugal
Markem-Imaje (China) Co., Limited	China
Markem-Imaje A/S	Denmark
Markem-Imaje AB	Sweden
Markem-Imaje AG	Switzerland
Markem-Imaje AS	Norway
Markem-Imaje B.V.	Netherlands
Markem-Imaje Co., Ltd.	Korea, Republic of
Markem-Imaje GmbH	Germany
Markem-Imaje Holding	France
Markem-Imaje Inc.	Canada
Markem-Imaje India Private Limited	India
Markem-Imaje Industries	France
Markem-Imaje Industries Limited	United Kingdom
Markem-Imaje KK	Japan
Markem-Imaje Limited	United Kingdom
Markem-Imaje LLC	Russian Federation
Markem-Imaje Ltd.	Taiwan Province of China
Markem-Imaje Ltd.	Thailand
Markem-Imaje N.V.	Belgium
Markem-Imaje Philippines Corporation	Philippines
Markem-Imaje Pty. Ltd.	Australia
Markem-Imaje S.A.	Argentina
Markem-Imaje S.A. de C.V.	Mexico
Markem-Imaje S.r.l.	Italy
Markem-Imaje SAS	France
Markem-Imaje Sdn. Bhd.	Malaysia
Markem-Imaje Spain S.A.	Spain
MEC Xanik Mexico, S. de R.L. de C.V.	Mexico
Mouvex	France
MPG DR Inc.	British Virgin Islands
OK International Limited	United Kingdom
OPW Fluid Transfer Group Europe B.V.	Netherlands
OPW Fluid Transfer Solutions (Jiang Su) Co., Ltd.	China
OPW Fueling Components (Suzhou) Co., Ltd.	China
OPW Malaysia Sdn. Bhd.	Malaysia
OPW Slovakia s.r.o.	Slovakia
OPW Sweden AB	Sweden
Petro Vend Sp. z o.o.	Poland
Pharmacontrol Electronic GmbH	Germany
Precision Brasil Equipamentos E Servicos Para Postos De Combustiveis Ltda.	Brazil
Precision Service - Servicos De Manutencao E Instalacao De Postos De Abastecimento De Combustivel Ltda.	Brazil
PSD Codax Holdings Limited	United Kingdom
PSD Codax Limited	United Kingdom
PSG (Shanghai) Co., Ltd	China
PSG (Tianjin) Co., Ltd.	China
PSG Germany GmbH	Germany
Quantex Arc Limited	United Kingdom
Quantex Patents Limited	United Kingdom
RAV France	France
Reduction Engineering GmbH	Germany

RegO (Shanghai) Trading Co., Ltd.	China
Rego GmbH	Germany
RegO Valve (Shanghai) Co., Ltd.	China
Revod Luxembourg S.a r.l.	Luxembourg
Revod Singapore Private Limited	Singapore
Revod Sweden AB	Sweden
Rotary Lift Consolidated (Haimen) Co., Ltd	China
Shanghai RegO Flow Technology Company, Ltd.	China
Solaris Laser Sp. z o.o.	Poland
Special Gas Systems (SGS) B.V.	Netherlands
SPS Cryogenics B.V.	Netherlands
Swep Energy Oy	Finland
SWEP France	France
SWEP Germany GmbH	Germany
SWEP International A.B.	Sweden
Swep Japan K.K.	Japan
SWEP Malaysia Sdn. Bhd.	Malaysia
SWEP Slovakia s.r.o.	Slovakia
SWEP Technology (Suzhou) Co., Ltd.	China
Systech GB Limited	United Kingdom
Tokheim Belgium	Belgium
Tokheim China Company Limited	Hong Kong
Tokheim GmbH	Germany
Tokheim Group	France
Tokheim Hengshan Technologies (Guangzhou) Co. Ltd.	China
Tokheim Holding B.V.	Netherlands
Tokheim India Private Limited	India
Tokheim Sofitam Applications	France
TQC Quantium Quality, S.A. de C.V.	Mexico City, District Federal
Transchem Inc.	Ontario
TWG Canada Consolidated Inc.	British Columbia
Vectron Frequency Devices (Shanghai) Co., Ltd	China
Vehicle Service Group Italy S.r.l.	Italy
Vehicle Service Group UK Limited	United Kingdom
Waukesha Bearings Limited	United Kingdom
Wayne Financing Limited	United Kingdom
Wayne Formation (SCOT) LP	Scotland
Wayne Formation Holdings Limited	United Kingdom
Wayne Fueling Systems Australia Pty Ltd	Victoria
Wayne Fueling Systems Canada ULC	British Columbia
Wayne Fueling Systems UK Holdco Ltd.	United Kingdom
Wayne Fueling Systems UK Limited	United Kingdom
Wayne Industria e Comercio Ltda.	Brazil
Wayne Operations Holdings Limited	United Kingdom
Wayne Solutions UK Limited	United Kingdom
WITTE Pumps & Technology (Shanghai) Co., Ltd.	China
Xanor de Mexico, S.A. de C.V.	Mexico